EXHIBIT 99.2

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Cypress Industries, Inc.
Schaumburg, Illinois

     We have audited the accompanying balance sheet of Cypress Industries, Inc. as of December 31, 1997 and the related statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cypress Industries, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Crowe, Chizek and Company LLP

Oak Brook, Illinois
February 12, 1998

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                            CYPRESS INDUSTRIES, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1997

               ASSETS
Current assets
  Cash...............................  $     24,803
  Accounts receivable, less allowance
     for doubtful accounts of
     $165,000........................     3,198,719
  Accounts receivable -- other.......        39,159
  Inventories........................       348,930
  Costs in excess of billings on
     uncompleted contracts...........       216,499
                                       ------------
          Total current assets.......     3,828,110
Property and equipment, net (Note
2)...................................     3,602,181
Other assets
  Deposits...........................        10,779
  Organizational costs, less
     accumulated amortization of
     $107,661........................       272,339
                                       ------------
                                            283,118
                                       ------------
                                       $  7,713,409
                                       ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Line of credit (Note 3)............  $  1,800,000
  Checks written in excess of bank
     balance.........................        88,821
  Current portion of long-term debt
     (Note 4)........................       640,029
  Accounts payable...................       413,796
  Accrued expenses...................       683,659
                                       ------------
          Total current
        liabilities..................     3,626,305
Long-term debt, less current
maturities (Note 4)..................     2,136,823
Shareholders' equity
  Common stock -- no par value; 300
     shares authorized; 200 shares
     issued and outstanding..........     1,500,000
  Retained earnings..................       450,281
                                       ------------
          Total shareholders'
        equity.......................     1,950,281
                                       ------------
                                       $  7,713,409
                                       ============

                See accompanying notes to financial statements.

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                            CYPRESS INDUSTRIES, INC.
                              STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997

Revenues................................  $   20,061,164
Cost of services........................      14,790,576
                                          --------------
GROSS PROFIT............................       5,270,588
General and administrative expenses.....       4,439,881
                                          --------------
INCOME FROM OPERATIONS..................         830,707
Other income (expense)
  Gain on sale of fixed assets..........           5,953
  Interest expense......................        (477,332)
  Interest income.......................           2,728
                                          --------------
                                                (468,651)
                                          --------------
INCOME BEFORE PROVISION FOR STATE
  REPLACEMENT TAXES.....................         362,056
Provision for state replacement taxes...          15,000
                                          --------------
Net income..............................  $      347,056
                                          ==============

                See accompanying notes to financial statements.

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                            CYPRESS INDUSTRIES, INC.
                       STATEMENT OF SHAREHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1997

                                                                       TOTAL
                                          COMMON      RETAINED     SHAREHOLDERS'
                                          STOCK       EARNINGS         EQUITY
                                        ----------    ---------    -------------
Balance, December 31, 1996...........   $1,500,000    $ 266,225      $1,766,225
Distributions to shareholders........       --         (163,000)       (163,000)
Net income...........................       --          347,056         347,056
                                        ----------    ---------    -------------
Balance, December 31, 1997...........   $1,500,000    $ 450,281      $1,950,281
                                        ==========    =========    =============

                See accompanying notes to financial statements.

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                            CYPRESS INDUSTRIES, INC.
                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Cash flows from operating activities
  Net income.........................  $      347,056
  Adjustments to reconcile net income
     to net cash from operating
     activities
     Depreciation and amortization...         754,126
     Provision for bad debts.........          43,000
     Gain on sale of fixed assets....          (5,953)
     Net changes in assets and
     liabilities
       Receivables...................         900,445
       Inventories and jobs in
      progress.......................        (111,513)
       Checks written in excess of
        bank balance.................         (72,627)
       Accounts payable..............        (205,671)
       Accrued expenses..............        (472,454)
                                       --------------
          Net cash from operating
           activities................       1,176,409
Cash flows from investing activities
  Capital expenditures...............        (161,540)
  Proceeds on sale of fixed assets...          13,077
                                       --------------
          Net cash from investing
           activities................        (148,463)
Cash flows from financing activities
  Net payments on lines of credit....        (300,000)
  Principal payments on long-term
  debt...............................        (584,811)
  Distributions to shareholders......        (163,000)
                                       --------------
          Net cash from financing
           activities................      (1,047,811)
                                       --------------
Net change in cash...................         (19,865)
Cash, beginning of year..............          44,668
                                       --------------
Cash, end of year....................  $       24,803
                                       ==============
Supplemental disclosures of cash flow
  information
  Cash paid during the year for
     interest........................  $      489,958

                See accompanying notes to financial statements.

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                            CYPRESS INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF COMBINATION: The financial statements of Cypress Industries, Inc. (the Company) include the divisions of Continental Field Machinery Co., Inc. (CFM); New PME, Inc. (PME); and VR-TESCO, Inc. (VR-TESCO) (the Companies). The nature and summary of the significant accounting policies followed by the Company are as follows:

     NATURE OF OPERATIONS: CFM, located in Schaumburg, Illinois and Atlanta, Georgia, provides on-site machining for utility, steel mill, and other heavy industry companies primarily located in the United States. The location in Atlanta was closed during 1997. PME, which is located in Atlanta, Georgia and Cincinnati, Ohio, repairs babbitt bearings for utility, steel mill, electric motor, marine, and other heavy industry companies located primarily in the eastern half of the United States. VR-TESCO, which is located in Schaumburg, Illinois, provides valve repair and specialty welding services for utility, petro chemical, steel, and other heavy industry companies which are primarily located in the continental United States.

     BASIS OF ACCOUNTING: Income from contracts in which the price is firm is recognized on the completed contract method. This method is used because the typical firm contract is completed in two months or less and the financial position and results of operations do not vary significantly from those which would result from using the percentage-of-completion method. A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications or has been accepted by the customer. Income from contracts in which the price is based on time and materials is recognized on the percentage-of-completion method. Under this method, revenues are recognized based on contract valuation rates assigned to the costs incurred. The rates vary depending on the type of cost, such as labor and materials. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Cost of services include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling, general, and administrative costs are charged to expense as incurred.

     ACCOUNTS RECEIVABLE: Accounts receivable consists primarily of amounts due on completed contracts.

     INVENTORY: The inventory is valued at the lower of cost (determined on a first-in, first-out method) or market. CFM inventory consists of carbide steel, cast iron, carbon, and other machine repair materials and supplies. VR-TESCO inventory consists of safety valve test systems and other valve testing materials. PME inventory consists of babbitt tin chips and other babbitt remanufacturing materials.

     CONCENTRATION OF CREDIT RISK: For the year ended December 31, 1997, 28% of the Company's sales were to one customer. At December 31, 1997, 22% of the Company's accounts receivable were from one customer.

     PROPERTY AND EQUIPMENT: Property and equipment (including major renewals and betterments) are capitalized in the accounts and valued at cost. Depreciation is computed using both straight-line and accelerated methods over the estimated useful life of the asset. Leasehold improvements are amortized over the remaining life of the lease. Depreciation methods are the same for both financial reporting and income tax purposes.

     ORGANIZATIONAL COSTS: Costs incurred in connection with the organization of the Company are being amortized over a period of sixty months. Amortization for the year ended December 31, 1997 totaled $75,996.

     INCOME TAXES: The Company has elected to be taxed as an S corporation for federal income tax purposes. Under the small business provisions of the Internal Revenue Code, the Company's net income is reflected in the shareholders' individual income tax returns. Consequently, no provision for federal income taxes has been made.

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                            CYPRESS INDUSTRIES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -- PROPERTY AND EQUIPMENT

     Property and equipment is summarized as follows at December 31, 1997:

Machinery and equipment..............  $  4,211,109
Transportation equipment.............        17,788
Furniture and fixtures...............       118,003
Leasehold improvements...............       120,110
Computer equipment and software......        61,283
                                       ------------
                                          4,528,293
Accumulated depreciation.............       926,112
                                       ------------
                                       $  3,602,181
                                       ============

NOTE 3 -- REVOLVING LINE OF CREDIT

     The Company has a bank line of credit, which expires May 1, 1998, providing for maximum borrowings of $4,000,000 secured by accounts receivable, inventories, and machinery and equipment. Borrowings under the line were $1,800,000 at December 31, 1997. The notes bear interest at the bank's prime rate which was 8.5% at December 31, 1997. Borrowings under the line have been guaranteed by the Company's shareholders.

NOTE 4 -- LONG-TERM DEBT

     Long-term debt consists of a 9% term note, payable in quarterly installments of $217,962 including interest, with a final payment due August 1, 2001. This note is secured by accounts receivable, inventory, and machinery and equipment as described in the loan and security agreement dated August 1, 1996. Borrowings under this agreement have been guaranteed by the Company's shareholders.

     Long-term debt payments for the years subsequent to December 31, 1997 are as follows:

1998.................................  $    640,029
1999.................................       700,461
2000.................................       766,271
2001.................................       670,091
                                       ------------
                                       $  2,776,852
                                       ============

     The loan agreement contains certain covenants, including provisions setting forth requirements that the Company maintain tangible net worth plus subordinated debt of not less than $750,000, an unsubordinated debt to tangible net worth ratio of not greater than 10 to 1, after-tax net income of not less than $100,000, a debt coverage ratio of not less than 1.25 to 1, and capital expenditures of not greater than $1,000,000. At December 31, 1997, the Company was in compliance with these covenants.

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                            CYPRESS INDUSTRIES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- LEASE OBLIGATIONS

     At December 31, 1997, the Company was obligated under various operating leases for office space, shop facilities, and certain equipment which expire on various dates through 2004. Future minimum lease payments for all leases as of December 31, 1997 are as follows:

YEAR ENDING
DECEMBER 31,
-------------------------------------
1998.................................  $    382,585
1999.................................       324,773
2000.................................       258,268
2001.................................        46,720
2002.................................        48,160
Thereafter...........................        85,120
                                       ------------
     Total minimum lease payments....  $  1,145,626
                                       ============

     The Company also leases equipment used on a job-by-job basis. Rent expense, including short-term equipment leases, for the year ended December 31, 1997 was $638,343.

NOTE 6 -- 401(K) PLAN

     The Company sponsors a 401(k) plan in which all full-time employees are eligible to participate. Employees may make a voluntary contribution to the plan as limited by current IRS regulations. The Company contributes 25% of the employee's contribution up to the first $3,000 contributed for a maximum company matching of $750 per participant. The Company's contribution for the year ended December 31, 1997 was $47,395.

NOTE 7 -- WORKERS' COMPENSATION INSURANCE

     The Company funds workers' compensation insurance for employee claims through the use of a third-party administrator who provides aggregate stop loss coverage. However, the Company is responsible for paying workers' compensation claims subject to certain maximum aggregate policy limits per claim year. Provision for losses expected under this program is recorded based upon the Company's estimates of the aggregate liability for claims incurred. This amount could vary significantly depending on the actual amount of claim settlements.

NOTE 8 -- COMMITMENTS

     The Company has a non-compete/consulting agreement with the former principal stockholder and chief executive officer of Continental Field Machining Co., Inc., New PME, Inc., and VR-TESCO, Inc. The agreement provides for monthly payments of $10,000 through July 31, 2006.

     Additionally, the Company is to provide medical and dental coverage to this individual through July 31, 2006. In consideration, this individual will provide assistance to the Company through July 31, 2001 with respect to large projects and to projects wherein his technical expertise or his relationship with customers will be particularly beneficial to the Company. Additionally, this individual commits not to directly compete with the Company through July 31, 2006.

NOTE 9 -- SUBSEQUENT EVENT

     Subsequent to December 31, 1997, the Company's shareholders began negotiating the sale of the Company's stock, or all of its net operating assets, with a third party.

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